Exhibit 10.4

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is dated as of November 1, 2018, by and between WSHP Biologics Holdings, LLC, a Delaware limited liability company (“Stockholder”), and PS Spine HoldCo, LLC, a Delaware limited liability company (the “Member”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Transaction Agreement (as defined below).

WHEREAS, concurrently herewith, the Member is entering into a Master Transaction Agreement with Parent, Holdco and Merger Sub (as in effect as of the date hereof, the “Master Transaction Agreement”), providing for, among other things and subject to the terms and conditions of the Master Transaction Agreement, the Merger of Merger Sub with and into Parent, with Parent continuing as the surviving corporation in the Merger, and the Contribution of 100% of the equity interests in the Company by the Member to Holdco.

WHEREAS, as of the date hereof, Stockholder holds and is entitled to vote (or direct the voting of) the Parent Stock set forth opposite Stockholder’s name on Exhibit A hereto (together with such additional Parent Stock that becomes beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof, the “Covered Shares”)).

WHEREAS, as a condition to the Member’s willingness to enter into and perform its obligations under the Master Transaction Agreement, the Member has required that Stockholder agree, and Stockholder is willing to agree, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises, representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.

STOCKHOLDER CONSENT; AGREEMENT TO VOTE

Section 1.1.    Agreement to Vote. Stockholder hereby irrevocably and unconditionally agrees that, from the date hereof until the termination of this Agreement in accordance with Section 5.1 (the “Agreement Term”), Stockholder shall (i) take all such actions as may be required to cause each Covered Share held by Stockholder to be present, in person or by proxy, at any duly called meeting of the stockholders of Parent for purposes of voting on the Parent Voting Matters, including at any adjournment or postponement thereof, for purposes of establishing a quorum and (ii) at any such meeting, including at any adjournment or postponement thereof, and on every action or approval by written consent by the stockholders of Parent in connection with the Parent Voting Matters, vote (or cause to be voted), to the extent entitled to vote thereon, all of the Covered Shares held by Stockholder:

(a)    in favor of (1) the Parent Voting Matters and (2) the approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes for approval of the Parent Voting Matters; and

(b)    against (1) any action that would reasonably be expected to result in a breach of or failure to perform, in any material respect, any representation, warranty, covenant or agreement of Parent, Holdco or Merger Sub under the Master Transaction Agreement or of Stockholder under this Agreement, and (2) any action that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the Master Transaction Agreement (in contravention of the terms and conditions of the Master Transaction Agreement).

Section 1.2.    Other Voting Rights. For the avoidance of doubt, (a) except as expressly set forth in Section 1.1, nothing in this Agreement shall limit the right of Stockholder to vote in favor of, against, or abstain with respect to any matter that is not a Parent Voting Matter; and (b) nothing in this Agreement shall require Stockholder to vote in favor of, against, or abstain with respect to, any amendment or modification of the Master Transaction Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to the Member as follows:

Section 2.1.    Power; Due Authorization; Binding Agreement. Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the performance by Stockholder of its obligations hereunder have been duly and validly authorized by all necessary limited liability company action on the part of Stockholder, and no other proceedings on the part of Stockholder are necessary to authorize this Agreement or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the Member, constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.2.    Ownership of Shares. On the date hereof, the Covered Shares set forth opposite Stockholder’s name on Exhibit A hereto are owned by Stockholder. Other than restrictions in favor of the Member pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act, the Exchange Act or the “blue sky” Laws of the various states of the United States, and any restrictions contained in the organizational documents of Parent, as of the date hereof Stockholder has, and at any stockholder meeting of Parent held during the Agreement Term to vote regarding approval and/or adoption of the Parent Voting Matters, including at any adjournment or postponement thereof, Stockholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Covered Shares of Stockholder, and no proxies have been given in respect of any or all of such Covered Shares other than proxies which have been validly revoked prior to the date hereof.

Section 2.3.    No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance of the terms of this Agreement by Stockholder will not, (a) require the consent or approval of, or any filing with, any other Person or Governmental Entity, (b) conflict with or violate any Governing Document of Stockholder (if applicable), (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of Stockholder’s Covered Shares pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Covered Shares are bound or (d) violate any Law applicable to Stockholder or any of Stockholder’s assets (including the Covered Shares), except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect Stockholder’s ability to perform Stockholder’s obligations under this Agreement.

Section 2.4.    Acknowledgment. Stockholder understands and acknowledges that the Member is entering into the Master Transaction Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

Section 2.5.    Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of Stockholder, threatened against Stockholder or any of its assets or (b) outstanding Orders to which Stockholder or any of its assets are subject or bound, in each case, which could reasonably be expect to, individually or in the aggregate, prevent, materially delay or impair in any material respect Stockholder’s ability to perform its obligations under this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE MEMBER

The Member hereby represents and warrants to Stockholder as follows:

Section 3.1.    Power; Due Authorization; Binding Agreement. The Member has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Member and the consummation by the Member of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the Member, and no other proceedings on the part of the Member are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Member and, assuming the due and valid authorization, execution and delivery hereof by the other party hereto, constitutes a valid and binding agreement of the Member, enforceable against the Member in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.2.    No Conflict. The execution and delivery of this Agreement by the Member does not, and the performance of the terms of this Agreement by the Member will not, (a) require the consent or approval of, or any filing with, any other Person or Governmental Entity, (b) conflict with or violate any Governing Document of the Member, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Member is a party or by which the Member is bound or (d) violate any Law applicable to the Member or any of its assets, except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect the Member’s ability to perform its obligations under this Agreement.

Section 3.3.    Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Member, threatened against the Member or any of its assets or (b) outstanding Orders to which the Member or any of its assets are subject or bound, in each case, which could reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair in any material respect the Member’s ability to perform its obligations under this Agreement.

ARTICLE IV.

COVENANTS

Section 4.1.    Restriction on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of Stockholder’s Covered Shares (any such action, a “Transfer”), (ii) grant any proxies or powers of attorney with respect to the Covered Shares of Stockholder, deposit any such Covered Shares into a voting trust or enter into a voting agreement with respect to any such Covered Shares, in each case with respect to any vote on the approval and/or adoption of the Parent Voting Matters or any other matters set forth in Section 1.1, (iii) form or join any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Persons with respect to any securities of Parent (other than, if any, pursuant to this Agreement) or (iv) commit or agree to take any of the foregoing actions during the Agreement Term; provided that, the foregoing notwithstanding, the following Transfers are permitted: (A) Transfers of Covered Shares to any Person who has agreed in writing (the form and substance of which is reasonably acceptable to the Member) to be bound by the terms of this Agreement in respect of such Covered Shares Transferred; (B) Transfers of a sufficient number of Covered Shares to cover the tax withholding obligations resulting from the vesting of any equity awards in Parent or the exercise of any options to purchase equity of Parent; and (C) Transfers of Covered Shares with the Member’s prior written consent. Any Transfer (or purported Transfer) in breach of this Agreement shall be null and void and of no force or effect.

Section 4.2.    No Limitations on Actions. The Member expressly acknowledges that Stockholder is entering into this Agreement solely in Stockholder’s capacity as the owner of Covered Shares, and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of Stockholder, or any affiliate, partner, member, trustee, beneficiary, settlor, employee or designee of Stockholder or any of their respective affiliates (collectively, “Affiliates”) in their capacity, if applicable, as a director of Parent. The Member shall not assert any claim that any action taken by a Stockholder or any of Stockholder’s Affiliates in the capacity as a director of Parent violates any provision of this Agreement.

Section 4.3.    Further Assurances. From time to time, at the reasonable request of the Member and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to comply with Stockholder’s obligations under this Agreement.

ARTICLE V.

MISCELLANEOUS

Section 5.1.    Termination of this Agreement. This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any party hereto upon the earliest to occur of: (a) the termination of the Master Transaction Agreement in accordance with its terms; (b) a Parent Change of Recommendation; (c) the Effective Time; (d) the time that the Parent Voting Matters have been approved by the stockholders of Parent; and (e) any amendment or modification to the Master Transaction Agreement that is in any way material and adverse to Stockholder. In addition to the foregoing, this Agreement may be terminated at any time by the written consent of all of the parties hereto.

Section 5.2.    Effect of Termination. In the event of any termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, notwithstanding the forgoing, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this Article V shall survive any such termination.

Section 5.3.    Entire Agreement; Assignment. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as set forth in Section 5.13 (as to which Parent, Holdco and Merger Sub shall be third-party beneficiaries), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 5.4.    Amendments and Waivers. This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 5.5.    Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email transmission (provided confirmation of email transmission is obtained) or (ii) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to Stockholder:

WSHP Biologics Holdings, LLC

c/o Water Street Healthcare Partners, LLC

444 West Lake Street, Suite 1800

Chicago, Illinois 60606

Attn: Christopher R. Sweeney

Email: chris.sweeney@waterstreet.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Martin A. DiLoreto, Jr., P.C.

Facsimile No.: (312) 862-2200

If to the Member:

PS Spine HoldCo, LLC

505 Park Avenue, 14th Floor

New York, New York 10022

Attn: Marc R. Viscogliosi

Facsimile No.: 1-212-826-9509

Email: marc.viscogliosi@paradigmspine.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, New York 10019

Attn: John B. Wade

Facsimile No.: (212) 953-7201

or to such other address as may be designated in writing by the party to receive such notice as provided above.

Section 5.6.    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)    Any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought and determined exclusively in the Delaware Court of Chancery of the State of Delaware; provided that if the Delaware Court of Chancery does not have subject matter jurisdiction, any such Legal Proceeding will be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that such party may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such Legal Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.5 will be deemed effective service of process on such party.

(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 5.7.    Specific Performance.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to such non-breaching party, whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

(b)    Each party further agrees that (x) it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that any other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (y) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 5.8.    Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile signature or by emailed portable document format (.pdf) file signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 5.9.    Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 5.10.    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 5.11.    Remedies Cumulative. Except as otherwise provided herein, any and all remedies expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive to any other remedy conferred by this Agreement, or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 5.12.    Interpretation.

(a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(b)    Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.13.    Publication. Stockholder hereby permits Parent, Holdco, Merger Sub and the Member to publish and disclose in any documents or schedules required to be filed with the SEC and any other disclosures or filings required by applicable Law Stockholder’s identity and ownership of Stockholder’s Covered Shares and the nature of Stockholder’s commitments pursuant to this Agreement.

Section 5.14.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Member any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and, except as otherwise provided herein, the Member shall not have any authority to direct any Stockholder in the voting or disposition of any Covered Shares. For the avoidance of doubt, Stockholder shall be entitled to any dividends or other distributions declared by Parent with respect to Stockholder’s Covered Shares.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Stockholder:

WSHP BIOLOGICS HOLDINGS, LLC

By:	/s/ Chris Sweeney
Name:	Chris Sweeney
Title:

The Member:

PS SPINE HOLDCO, LLC

By:
Name:	Marc R. Viscogliosi
Title:	Chairman & CEO

[Signature Page to Support Agreement]

Exhibit A

Covered Shares

Stockholder	Shares
WSHP BIOLOGICS HOLDINGS, LLC	50,000 shares of Parent Preferred Stock